As filed with the Securities and Exchange Commission on September 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WebSideStory, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	33-0072173
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10182 Telesis Court, 6th Floor
San Diego, California 92121
(858) 546-0040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jeffrey W. Lunsford
President, Chief Executive Officer and Chairman
WebSideStory, Inc.
10182 Telesis Court, 6th Floor
San Diego, CA 92121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Scott N. Wolfe, Esq.	Ellen S. Bancroft, Esq.
Barry M. Clarkson, Esq.	Scott R. Santagata, Esq.
Adam K. Simpson, Esq.	J.R. Kang, Esq.
Latham & Watkins LLP	Dorsey & Whitney LLP
12636 High Bluff Drive, Suite 200	38 Technology Drive
San Diego, CA 92130	Irvine, CA 92618
(858) 546-0040	(949) 932-3600

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-115916

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Securities	Number of Shares	Aggregate Offering	Registration
to be Registered	Registered	Price(1)	Fee
Common Stock, par value $0.001 per share	690,000 (2)	$5,865,000	$744

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) the Securities Act.

(2)	Includes 90,000 shares subject to the underwriters’ over-allotment option.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

Explanatory Note

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an accountant’s consent and an opinion of counsel. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1 (File No. 333-115916), including the exhibits thereto (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 690,000 shares of our common stock for sale in the offering related to the Initial Registration Statement (an additional $5,865,000 aggregate offering price of our common stock). 600,000 shares of such additional common stock are being sold by us and 90,000 shares will be sold by the selling stockholders, in the event the over-allotment is exercised.

2

SIGNATURES

     Pursuant to the requirements of the Securities Act, WebSideStory, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on September 27, 2004.

WebSideStory, Inc.

By:	/s/ Jeffrey W. Lunsford

Jeffrey W. Lunsford
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey W. Lunsford Jeffrey W. Lunsford	President, Chief Executive Officer and Chairman (Principal Executive Officer)	September 27, 2004

/s/ Thomas D. Willardson Thomas D. Willardson	Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2004

/s/ Blaise P. Barrelet* Blaise P. Barrelet	Director	September 27, 2004

/s/ Charles J. Fitzgerald, Jr.* Charles J. Fitzgerald, Jr.	Director	September 27, 2004

/s/ James R. Glynn* James R. Glynn	Director	September 27, 2004

/s/ Kurt R. Jaggers* Kurt R. Jaggers	Director	September 27, 2004

/s/ James S. Mahan III* James S. Mahan III	Director	September 27, 2004

*By: /s/ Jeffrey W. Lunsford

Jeffrey W. Lunsford
Attorney-in-Fact

3

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of Latham & Watkins LLP (reference is made to Exhibit 5.1)

4